UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to DIP Credit Agreement

On September 15, 2016, Horsehead Holding Corp. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, the “Debtors”) entered into Amendment No. 5 and Waiver (the “DIP Amendment”) to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of February 8, 2016, as amended, with the lenders party thereto (the “DIP Lenders”) and Cantor Fitzgerald Securities, as administrative agent.

Pursuant to the DIP Amendment, the DIP Lenders waived certain events of default including the Debtors’ failure to meet certain milestones. The DIP Amendment updated the milestones that the Debtors are required to comply with in the Chapter 11 proceedings as follows:

•	On or prior to September 9, 2016, entry by the Bankruptcy Court of an order approving a plan of reorganization that is acceptable to certain parties, including the Debtors and the DIP Lenders (an “Acceptable Plan”), which deadline has been met;

•	On or prior to September 12, 2016, entry by the Canadian Court of an order recognizing such order by the Bankruptcy Court approving the Acceptable Plan, which deadline has been met; and

•	On or prior to September 30, 2016, the consummation date of the Acceptable Plan.

The DIP Amendment also allowed the Debtors to deliver consolidated and consolidating balance sheets of the Company and its subsidiaries for the month ending August 31, 2016 on or prior to September 16, 2016 instead of on or prior to September 15, 2016, which deadline has been met.

Amendment to Unit Purchase and Support Agreement

The Debtors executed Amendment No. 1, effective as of August 30, 2016 (the “UPA Amendment”), to the Unit Purchase and Support Agreement, dated as of July 11, 2016 (as amended, the “UPA”), with certain holders of claims against the Debtors that are listed therein as plan sponsors (collectively, the “Plan Sponsors”).

The UPA Amendment, among other things, (i) adds an additional Plan Sponsor as a signatory to the UPA and correspondingly amends the respective schedules and purchase commitments to reflect such addition, (ii) allows the reorganized Company to call up to $15 million of Additional Capital Commitment Units for working capital needs and other general purposes, and (iii) amends various provisions of the UPA to reflect the above milestones, including that the effective date of the plan of reorganization shall occur by 5:00 PM, New York City time, on September 30, 2016.

The foregoing descriptions of the DIP Amendment and the UPA Amendment do not purport to be complete and are qualified in their entirety by reference to the text of the DIP Amendment and the UPA Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, hereto, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Amendment No. 5 and Waiver to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of September 15, 2016, by and among Horsehead Holding Corp., Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc., as borrowers, the lenders party thereto from time to time, and Cantor Fitzgerald Securities, as administrative agent.

10.2	Amendment No. 1 to Unit Purchase and Support Agreement, dated as of August 30, 2016, by and among Horsehead Holding Corp., on behalf of itself and, as set forth therein, each of the other Debtors, and the Plan Sponsors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Gary R. Whitaker
	Name:	Gary R. Whitaker
	Title:	Vice President, General Counsel and Secretary

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